UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2012

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                       Submission of Matters to a Vote of Security Holders.

On June 13, 2012, Momenta Pharmaceuticals, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at the Cambridge Marriott, located at 50 Broadway, Cambridge, MA. A total of 51,502,404 shares of the Company’s common stock were entitled to vote as of April 16, 2012, the record date for the Annual Meeting, of which 47,882,841 were present in person or by proxy at the Annual Meeting.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

1.                                       The stockholders elected each of the three Class II nominees to the Company’s Board of Directors to hold office until the 2015 Annual Meeting of Stockholders by a plurality of the votes duly cast.

	For	Withheld	Broker Non-Votes
John K. Clarke	35,455,694	3,667,679	8,759,468
James R. Sulat	35,787,235	3,336,138	8,759,468
Craig A. Wheeler	36,119,835	3,003,538	8,759,468

2.                                       The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012 by a majority of the votes duly cast.

For:	44,334,340
Against:	155,483
Abstain:	3,393,018

3.  A non-binding “say on pay” advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	35,592,230
Against:	3,351,205
Abstain:	179,938
Broker Non-Votes:	8,759,468

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 14, 2012	By:	/s/ Richard P. Shea

Richard P. Shea
Senior Vice President, Finance and
Chief Financial Officer
(Principal Financial Officer)